SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2011

ONSTREAM MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069
(Address of executive offices and Zip Code)

(954)917-6655
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 18, 2011, Mr. Robert D. (“RD”) Whitney was appointed to our Board of Directors (the “Board”), replacing Mr. Robert Wussler, who passed away in June 2010. On April 18, 2011, Mr. Whitney was also appointed to serve on our Audit Committee.

On April 18, 2011, Mr. Clifford Friedland was re-appointed to our Board. Mr. Friedland resigned from the Board in June 2010, although he continued as Senior Vice President, Business Development. Mr. Friedland’s voluntary resignation was to restore our board to the required majority of independent members, following the death of Mr. Wussler.

A copy of the April 19, 2011 press release which announced these changes is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 99.1.

Mr. Whitney will receive $3,750 per quarter as compensation for serving on the Board, as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with his attendance at Board meetings. In accordance with his appointment to the Board, we agreed to issue Mr. Whitney immediately exercisable four-year Plan options to purchase 25,000 shares of our common stock at an exercise price equal to the fair market value on the date of grant, which will be the date of the annual shareholder meeting currently anticipated to be held in June 2011. 25,000 additional options will be granted per year, priced at time of issuance and subject to Plan availability.

Mr. Friedland, as Senior Vice President, Business Development, will not receive additional compensation for serving on the Board.

Item 8.01   Other Events

We have received a letter dated April 20, 2011 from The NASDAQ Stock Market (“NASDAQ”), stating that Onstream is now in compliance with Listing Rule 5605 (c) (2). This rule provides that the audit committee of a NASDAQ-listed company have at least three members, each of whom is independent and meets certain other specified criteria. We were considered compliant as a result of our Audit Committee appointment of Mr. Whitney, who joined two other Audit Committee members, on April 18, 2011. There are currently no further outstanding non-compliance issues with respect to our NASDAQ listing.

Item 9.01   Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press release dated April 19, 2011

Cautionary Note Regarding Forward Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

April 21, 2011	By:	/s/ Robert E. Tomlinson
Robert E. Tomlinson, CFO